UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive
Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 7, 2016, Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) entered into an Extension Agreement (the “Amendment”) to its $2.5 billion Five-Year Credit Agreement dated as of October 9, 2015 among, Lockheed Martin, as Borrower, the lenders listed on the signature pages thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., Credit Agricole Corporate and Investment Bank and Mizuho Bank, Ltd., as Documentation Agents, and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”). The Amendment extends the expiration date of the Credit Agreement by one year from October 9, 2020 to October 9, 2021 and also adds a provision acknowledging and consenting to bail-in of European Economic Area financial institutions as required in response to new European Union bail-in rules. All other terms and conditions of the Credit Agreement remain unchanged and in full force and effect. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

In the ordinary course of their respective businesses, one or more of the lenders under the Credit Agreement, or their affiliates, have or may have various relationships with the Corporation and the Corporation’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, trust or agency, foreign exchange, advisory or other financial services, for which they received, or will receive, customary fees and expenses.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Extension Agreement dated as of October 7, 2016 by and among Lockheed Martin Corporation, the lenders listed therein, and Bank of America. N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation

Date: October 7, 2016	by:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Extension Agreement dated as of October 7, 2016 by and among Lockheed Martin Corporation, the lenders listed therein, and Bank of America. N.A., as administrative agent.